UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2016

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:(718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 14, 2016, The Dime Savings Bank of Williamsburgh ("Dime"), the wholly owned subsidiary of Dime Community Bancshares, Inc. (the "Registrant"), entered into an agreement to sell its Williamsburgh branch office property to Havemeyer Owner BB LLC for $12.3 million.  This property is currently utilized as both a full service retail branch and the principal office of both the Registrant and Dime.  This transaction is expected to close in the second quarter of 2017, generating an after tax gain ranging between five and six million dollars.  Pursuant to the sale, Dime may retain post-closing occupancy for 18 months, permitting and orderly transfer of operations to other facilities.

The bank expects a nearby relocation of the branch and principal office, and additionally plans to open two new branch offices in Williamsburg, Brooklyn this year, thus strengthening its longstanding link with the community.

No reduction in jobs is anticipated as a result of the sale or relocation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ MICHAEL PUCELLA
By: ___________________________________________
Michael Pucella
Executive Vice President and Chief Accounting Officer (Principal Financial Officer)

Dated: April 15, 2016